CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to the inclusion in the Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File Number 2-96538) of American Pension Investors (API) Trust of our report dated June 13, 1997, on our audit of the statement of assets and liabilities of Yorktown Value Income Trust as of May 31, 1997, which is included in the Registration Statement. We also consent to the reference of our firm under the caption "Independent Accountants."





                                          /s/ Coopers & Lybrand L.L.P.

                                         ---------------------------------------
                                          COOPERS & LYBRAND L.L.P.



Baltimore, Maryland
September 30, 1997